UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 14, 2018
(Date of earliest event reported)
Qorvo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421
(Address of principal executive offices)
(Zip Code)

(336) 664-1233
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 8.01. Other Events.

Tender Offer and Consent Solicitation

On August 14, 2018, Qorvo, Inc. (the “Company”) issued a press release announcing the commencement of a cash tender offer (the “Tender Offer”) for up to $130 million of the Company’s outstanding 7.00% Senior Notes due 2025 (the “2025 Notes”). In connection with the Tender Offer, the Company is also soliciting consents from holders of the 2025 Notes to amend certain provisions of the indenture with respect to the 2025 Notes (the “Consent Solicitation”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to purchase nor a solicitation of an offer to sell any 2025 Notes in the Tender Offer. The Tender Offer and the Consent Solicitation are only being made pursuant to an Offer to Purchase and Consent Solicitation Statement and the accompanying Letter of Transmittal and Consent. The Tender Offer and the Consent Solicitation are not being made to holders of 2025 Notes in any state or jurisdiction in which the making or acceptance thereof would be unlawful under the securities laws of any such jurisdiction.

Notes Offering

On August 14, 2018, the Company issued a press release announcing that it proposes to offer, subject to market conditions and other factors, an additional $100 million principal amount of its 5.50% Senior Notes due 2026 in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated August 14, 2018, regarding tender offer and consent solicitation

99.2	Press release dated August 14, 2018, regarding notes offering

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Mark J. Murphy
Mark J. Murphy
Chief Financial Officer

Date:    August 14, 2018